Exhibit 5.1

25 June 2026	Our Ref: SF/af/M6993-172608

MoonLake Immunotherapeutics Walkers Corporate Limited 190 Elgin Avenue George Town Grand Cayman KY1-9008 Cayman Islands

Dear Addressees

MoonLake Immunotherapeutics

We have been asked to provide this legal opinion to you with regards to the laws of the Cayman Islands in connection with the Registration Statement (as defined in Schedule 1) filed by MoonLake Immunotherapeutics (the “Company”) with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), and the Prospectus Supplement (as defined in Schedule 1) thereto relating to the offering, issue, and sale (the “Offering”) by the Company of up to:

1.	10,500,000 Class A ordinary shares (the “Firm Shares”) (which includes up to an additional 1,500,000 Class A ordinary shares which the Underwriters (as defined in Schedule 1) have the option to purchase from the Company), in each case with a par value US$0.0001 per share in the capital of the Company (“Class A Shares”); and

2.	1,000,000 Class A Shares issuable upon exercise of pre-funded warrants to purchase Class A Shares (the “Warrants” and the Class A Shares issuable under the terms of the Warrants, the “Warrant Shares” and together with the Firm Shares, the “Shares”).

For the purposes of giving this opinion, we have examined and relied upon the originals or copies or translations of the documents listed in Schedule 1.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents (as defined in Schedule 1) nor upon matters of fact or the commercial terms contemplated by the Documents.

Walkers

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

WALKERS

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinion in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.	The Firm Shares, as contemplated by the Documents (as defined in Schedule 1), have been duly authorised by all necessary corporate action of the Company. Upon the issue of the Firm Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Firm Shares have been issued credited as fully paid), delivery and payment therefore by the purchaser (for consideration not being less than their par value) in accordance with the Memorandum and Articles of Association (as defined in Schedule 1) and in the manner contemplated by the Documents, the Firm Shares will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied in respect of the Firm Shares on the holder thereof by the Company).

3.	The execution, delivery and performance of the Warrants will have been duly authorised by all necessary corporate action of the Company and, once the Warrants have been duly executed and unconditionally delivered by the Company, such documents will be duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	The Warrant Shares, as contemplated by the Documents, have been duly authorised by all necessary corporate action of the Company. Upon the exercise of the Warrants and the issue of the Warrant Shares (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such Warrant Shares have been issued credited as fully paid), delivery and payment therefore by the purchaser in accordance with the Memorandum and Articles of Association (as defined in Schedule 1) and in the manner contemplated by the Documents, the Warrant Shares will be validly created, legally issued, fully paid and non-assessable (meaning that no additional sums may be levied in respect of the Warrant Shares on the holder thereof by the Company).

The foregoing opinion is given based on the following assumptions.

1.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents (as defined in Schedule 1) are genuine and are those of a person or persons given power to execute the Documents under the Resolutions (as defined in Schedule 1). All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a complete and accurate translation of the original document they purport to translate. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

2.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

3.	The Memorandum and Articles of Association reviewed by us will be the memorandum and articles of association of the Company in effect upon the issuance of the Shares and Warrants.

WALKERS

4.	The Prospectus Supplement and the documents or agreements referred to therein will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Shares and Warrants and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than the laws of the Cayman Islands).

5.	The Company will offer, issue and sell the Shares and Warrants in the manner contemplated by the Documents (as applicable) and in the manner contemplated by the Prospectus Supplement and the documents or agreements referred to therein and otherwise in compliance with all applicable United States federal and state securities laws.

6.	The Company Records (as defined in Schedule 1) are complete and accurate and all matters required by law and the Memorandum and Articles of Association to be recorded therein are completely and accurately so recorded.

7.	The accuracy and completeness of all factual representations made in the Prospectus Supplement and the Registration Statement and all other documents reviewed by us.

8.	The Company will receive consideration in money or money’s worth for each of the Shares and Warrants when issued, such price in any event not being less than the stated par or nominal value of a Share.

9.	The Resolutions are and shall remain in full force and effect and have not been and will not be rescinded or amended. The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director / member of the Pricing Committee and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Pricing Committee Resolutions (as defined in Schedule 1) were duly adopted at a duly convened meeting of the Pricing Committee of the Company and such meeting was held and conducted in accordance with the Memorandum and Articles.

10.	The Documents, have been, or will be, duly authorised, executed and delivered by or on behalf of all relevant parties and are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than the laws of the Cayman Islands).

11.	The choice of the laws of the jurisdiction selected to govern each of the Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the Cayman Islands).

12.	All preconditions to the issue of the Shares and Warrants under the terms of the Documents (as applicable) will be satisfied or duly waived prior to the issue of the Shares and Warrants and there will be no breach of the terms of the Documents (as applicable).

13.	The issue of the Shares and Warrants will be of commercial benefit to the Company.

WALKERS

14.	No invitation has been made or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Shares or Warrants.

15.	There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the issuance and allotment of the Shares or Warrants and, insofar as any obligation expressed to be incurred under any of the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

16.	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth above.

17.	There will be nothing in the Prospectus Supplement which would or might affect any of the opinions set forth above.

18.	The Company was, or will be, on the date of execution of the Documents to which it is a party able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by any of the Documents is made in good faith and for valuable consideration and at the time of each disposition of property by the Company pursuant to the Documents the Company will be able to pay its debts as they become due from its own moneys.

19.	On the date of issuance of any Share or Warrant, the Company will have sufficient authorised and unissued share capital.

20.	No amounts paid to or for the account of any party under the Documents or any property received or disposed of by any party to the Documents in each case in connection with the performance of the Documents or the consummation of the transactions contemplated thereby, represent or will represent proceeds of criminal conduct or criminal property as defined in the Proceeds of Crime Act (as amended) (the “POCA”) or terrorist property as defined in the POCA or the Terrorism Act (as amended) (the “Terrorism Act”), each of the Cayman Islands.

21.	As a matter of all relevant laws (other than the laws of the Cayman Islands) none of the Documents constitute a security interest.

The opinions expressed above are subject to the following qualifications:

1.	The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by any party under the Documents are of a type which the courts of the Cayman Islands (the “Courts” and each a “Court”) enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, restructuring, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

WALKERS

(b)	enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)	a judgment of a Court may be required to be made in Cayman Islands dollars;

(f)	to the extent that any provision of the Documents is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the Documents that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;

(g)	to the extent that the performance of any obligation arising under the Documents would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)	in the case of an insolvent liquidation of the Company, its liabilities are required to be translated into the functional currency of the Company (being the currency of the primary economic environment in which it operated as at the commencement of the liquidation) at the exchange rates prevailing on the date of commencement of the voluntary liquidation or the day on which the winding up order is made (as the case may be);

(i)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

(j)	the effectiveness of terms in the Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing (as defined in Schedule 1) issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

WALKERS

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on 25 June 2026 and further consent to all references to us in the Registration Statement and/or Prospectus Supplement under the caption “Legal Matters” and any amendments thereto.

Yours faithfully

/s/ Walkers (Cayman) LLP

Walkers (Cayman) LLP

WALKERS

Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation of the Company dated 13 August 2020, the Certificate of Incorporation on Change of Name dated 5 April 2022, the Second Amended and Restated Memorandum and Articles of Association of the Company adopted on 31 March 2022 and effective 5 April 2022 (the “Memorandum and Articles of Association”) and each of the Register of Directors, Register of Officers and Register of Mortgages and Charges of the Company (together, the “Company Records”).

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched 24 June 2026.

3.	A Certificate of Good Standing dated 24 June 2026 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

4.	A copy of the executed written resolutions of the Directors of the Company dated 30 August 2023 and 19 June 2026 and a copy of the executed minutes of a meeting of the Pricing Committee of the Company dated 23 June 2026 setting out the resolutions adopted at such meeting (the “Pricing Committee Resolutions” and together, the “Resolutions”).

5.	Copies of the following documents (the “Documents”):

(a)	the Registration Statement on Form S-3 (File No. 333-274286) filed on 31 August 2023 containing a base prospectus (as amended and supplemented from time to time) relating to the offering, issuance and sale of up to a maximum offering price of US$1,000,000,000 of certain securities in the Company (the “Registration Statement”);

(b)	a preliminary prospectus supplement to the Registration Statement relating to the issuance and sale of the Shares and Warrants (the “Preliminary Prospectus Supplement”);

(c)	a final prospectus supplement to the Registration Statement relating to the issuance and sale of the Shares and Warrants (together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”);

(d)	the executed Underwriting Agreement dated 23 June 2026 among the Company and Leerink Partners LLC as representative of the several underwriters named in Schedule A therein relating to the issuance and sale of the Shares and Warrants (the “Underwriters”) (the “Underwriting Agreement”); and

(e)	a form of Warrant to be entered into by the Company as warrant agent.